Exhibit 99.6

AMENDMENT TO

CARLYLE-HORIZON HOLDINGS CORP.

STOCK OPTION PLAN

On this 20th day of September, 2005, the Board of Directors of Horizon Lines Holding Corp., a Delaware corporation formerly known as Carlyle-Horizon Holdings Corp., adopted the following resolutions to amend the Carlyle-Horizon Holdings Corp. Stock Option Plan, as heretofore amended (the “Plan”):

RESOLVED, that Section 5.3(c)(ii) of the Plan is hereby replaced by the following text:

“(ii)	Such other method that is either set forth in such Optionee’s Stock Option Agreement or is approved by the Board or the Committee; or”

FURTHER RESOLVED, that Section 5.3(c) of the Plan, as heretofore amended, is hereby further amended by adding a new clause (iii) at the end thereof, which shall read as follows:

“(iii)	With the consent of the Board or the Committee, any combination of the consideration listed in this subsection (c);”

The effective date of the foregoing amendments is September 20, 2005.

In all other respects, the Plan remains unchanged.

/s/ Robert S. Zuckerman
Robert S. Zuckerman Secretary